Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of China Architectural Engineering, Inc. (the “Company”) on Form 10-QSB for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Luo Ken Yi
Name: Luo Ken Yi Title: Chief Executive Officer, Chief Operating Officer and Chairman of the Board

/s/ Wang Xin
Name: Wang Xin Title: Chief Financial Officer November 20, 2006

A signed original of this written statement required by Section 906 has been provided to China Architectural Engineering, Inc. and will be retained by China Architectural Engineering, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.